UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	95-3551121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 27, 2018, the Board of Trustees (the “Board”) of Public Storage (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”), to implement proxy access by adding a new Article III, Section 17 to the Company’s Bylaws. The Bylaws also reflect certain technical, conforming and clarifying changes made to several other sections of the previous bylaws of the Company.

The Bylaws will permit qualifying shareholders, or a qualifying group of no more than 20 shareholders, that have continuously owned at least 3% of the Company’s outstanding common shares throughout at least a three-year period, to include in the Company’s proxy materials a number of trustee nominees up to the greater of two trustees or 20% of the number of trustees serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and subject to the terms and conditions therein. Proxy access candidates may be nominated pursuant to the Bylaws beginning with the 2019 annual meeting of shareholders.

The foregoing description of the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit 3.1—Amended and Restated Bylaws of Public Storage as adopted February 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ Lily Y. Hughes
Lily Y. Hughes
Date: March 1, 2018		Senior Vice President, Chief Legal Officer & Corporate Secretary